Exhibit 99.1

Contact:	Bryce Blair	Thomas J. Sargeant
	Chairman and CEO	Chief Financial Officer
	AvalonBay Communities, Inc.	AvalonBay Communities, Inc.
	703-317-4652	703-317-4635

For Immediate Release

AVALONBAY COMMUNITIES ANNOUNCES FIRST QUARTER 2005 OPERATING RESULTS

ALEXANDRIA, VA (April 21, 2005) — AvalonBay Communities, Inc. (NYSE/PCX: AVB) reported today that Net Income Available to Common Stockholders for the quarter ended March 31, 2005 was $67,435,000, resulting in Earnings per Share — diluted (“EPS”) of $0.92 compared to $0.32 for the comparable period of 2004, a per share increase of 187.5%. This increase is primarily attributable to gains on asset sales during the first quarter of 2005, including the sale of a technology investment.

Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended March 31, 2005 was $71,249,000, or $0.96 per share, compared to $57,378,000, or $0.79 per share for the comparable period of 2004, a per share increase of 21.5%. This increase is primarily attributable to contributions from newly developed and redeveloped communities, improved community operating results, lower interest expense and the net effect of several non-routine items recognized in the first quarter of 2005.

Total revenue for the first quarter 2005 increased $10,538,000 or 6.6% to $170,002,000 from the first quarter 2004.

Established Communities Highlights for the Quarter Ended March 31, 2005

•	Rental revenue increased 2.4%, operating expenses decreased 0.2% and NOI increased 3.7% as compared to the first quarter 2004.

•	Sequentially, as compared to the fourth quarter 2004, rental revenue increased 0.3%, operating expenses decreased 2.1% and NOI increased 1.4%.

•	Average Rental Rates increased year-over-year for the first time in three years and increased sequentially for the second consecutive quarter.

•	Rental revenue with concessions on a cash basis increased 3.0% as compared to the first quarter of 2004 and increased 0.8% as compared to the fourth quarter of 2004.

Commenting on the Company’s results, Bryce Blair, Chairman and CEO said, “Apartment fundamentals continued to strengthen during the quarter, leading to the first year-over-year rental rate growth in our portfolio in three years and the largest increase in Established Communities rental revenue in three and a half years. The improvement in both fundamentals and our portfolio, although modest and uneven, has been consistent with our expectations.”

Second Quarter 2005 Outlook

The Company expects EPS in the range of $1.01 to $1.05 and expects Projected FFO per share in the range of $0.85 to $0.89 for the second quarter of 2005.

Earnings Conference Call

The Company will hold a conference call on April 22, 2005 at 1:00 PM EDT to review and answer appropriate questions about these results and projections, the earnings release attachments described below, and related matters. The domestic number to call to participate is 1-877-510-2397. The international number to call to participate is 1-706-634-5877. The domestic number to hear a replay of this call is 1-800-642-1687, and the international number to hear a replay of this call is 1-706-645-9291 — Access Code: 4824034. A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.

Second Quarter 2005 Conference Schedule

The full release referred to below includes a list of industry conferences in which the Company plans to participate during the second quarter of 2005. The Company is scheduled to present and conduct a

Copyright © 2005 AvalonBay Communities, Inc. All Rights Reserved

question and answer session at each of these conferences. The topics that may be discussed during the presentation and question and answer session, as well as details on how to access a webcast of each event and/or related materials, are included in the full release included on the Company’s website.

Earnings Release and Attachments

In addition to this release, the Company also publishes a complete discussion of its first quarter 2005 operating results (“the Full Release”) and Earnings Release Attachments (“the Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. The Full Release and the Attachments are considered a part of this release and are available through the Company’s website at http://www.avalonbay.com/earnings and via e-mail distribution. The ability to access the Full Release and the Attachments on the Company’s website requires the Adobe Acrobat Reader, which may be downloaded at the following website address: http://www.adobe.com/products/acrobat/readstep.html.

Definitions and Reconciliations

The following non-GAAP financial measures and other terms, as used in the text of this earnings release, are defined and further explained on Attachment 1, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms”:

•	FFO

•	Projected FFO

•	Established Communities

•	NOI

•	Average Rental Rates

•	Rental Revenue with concessions on a cash basis

About AvalonBay Communities, Inc.

As of March 31, 2005, AvalonBay owned or held an ownership interest in 148 apartment communities containing 42,850 apartment homes in ten states and the District of Columbia, of which eleven communities were under construction and four communities were under reconstruction. AvalonBay is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information on AvalonBay may be found on AvalonBay’s website at http://www.avalonbay.com.

Forward-Looking Statements

This release, including its Attachment, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs, and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; we may abandon development or redevelopment opportunities for which we have already incurred costs. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements.”

The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the second quarter 2005. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

Copyright © 2005 AvalonBay Communities, Inc. All Rights Reserved

Attachment 1

AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

This release, including this attachment, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q1	Q1
	2005	2004
Net income	$69,610	$25,277
Dividends attributable to preferred stock	(2,175)	(2,175)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	40,950	38,497
Minority interest, including discontinued operations	477	326
Cumulative effect of change in accounting principle	—	(4,547)
Gain on sale of operating communities	(37,613)	—

FFO attributable to common stockholders	$71,249	$57,378

Average shares outstanding — diluted	74,258,296	72,543,982
EPS — diluted	$0.92	$0.32

FFO per common share — diluted	$0.96	$0.79

Projected FFO, as provided within this release in the Company’s outlook, is calculated on a consistent basis as historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income of projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the second quarter 2005 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range
Projected EPS (diluted) — Q2 05	$1.01	$1.05
Projected depreciation (real estate related)	0.54	0.58
Projected gain on sale of operating communities	(0.70)	(0.74)

Projected FFO per share (diluted) — Q2 05	$0.85	$0.89

Attachment 1 (continued)

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2005, Established Communities are communities that have Stabilized Operations as of January 1, 2004 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.

Stabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development.

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, interest income and expense, general and administrative expense, joint venture income, minority interest and venture partner interest in profit-sharing, depreciation expense, gain on sale of real estate assets, impairment losses, cumulative effect of change in accounting principle and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of any corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

Attachment 1 (continued)

	Q1	Q1	Q4
	2005	2004	2004

Net income	$69,610	$25,277	$114,069
Property management and other indirect operating expenses	7,129	6,574	7,286
Corporate-level other income	(613)	(540)	(167)
Investments and investment management	992	841	1,207
Interest income	(31)	(20)	(96)
Interest expense	32,153	32,195	33,522
General and administrative expense	7,159	4,713	4,976
Joint venture income, minority interest and venture partner interest in profit-sharing	(6,070)	(19)	(733)
Depreciation expense	41,106	38,567	40,073
Cumulative effect of change in accounting principle	—	(4,547)	—
Gain on sale of real estate assets	(37,613)	—	(87,288)
Income from discontinued operations	(886)	(2,606)	(1,958)

NOI from continuing operations	$112,936	$100,435	$110,891

Established:
Northeast	$31,427	$29,691	$31,530
Mid-Atlantic	11,729	11,721	11,820
Midwest	1,677	1,573	1,490
Pacific NW	4,949	4,652	4,633
No. California	26,075	25,662	25,347
So. California	8,645	8,218	8,484

Total Established	84,502	81,517	83,304

Other Stabilized	11,070	8,560	12,638
Development/Redevelopment	17,364	10,358	14,949

NOI from continuing operations	$112,936	$100,435	$110,891

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold or held for sale as of March 31, 2005). A reconciliation of NOI from communities sold or held for sale to net income for these communities for the first quarter of 2005 is as follows (dollars in thousands):

Q1
2005

Income from discontinued operations	$886
Interest expense, net	—
Minority interest expense	—
Depreciation expense	—

NOI from discontinued operations	$886

NOI from assets sold	$886
NOI from assets held for sale	—

NOI from discontinued operations	$886

Average Rental Rates as reported by the Company reflect actual average leased rents during the period indicated net of concessions amortized over the lease term.

Rental revenue (with concessions on a cash basis) is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP in helping investors to evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by

Attachment 1 (continued)

other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions, which is an indicator of current rental market conditions. A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q1	Q1	Q4
	2005	2004	2004

Rental revenue (GAAP basis)	$123,373	$120,483	$123,022
Concessions amortized	4,868	4,873	5,074
Concessions granted	(3,350)	(4,106)	(4,203)

Rental revenue (with concessions on a cash basis)	$124,891	$121,250	$123,893

% change — GAAP revenue		2.4%	0.3%

% change — cash revenue		3.0%	0.8%